As filed with the Securities and Exchange Commission on August 27, 2014

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Benchmark Electronics, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of Incorporation or organization)	74-2211011 (I.R.S. Employer Identification No.)
3000 Technology Drive Angleton, Texas (Address of Principal Executive Offices)	77515 (Zip Code)

Benchmark Electronics, Inc. 2010 Omnibus Incentive Compensation Plan

(Full title of plan)

Gayla J. Delly

President and Chief Executive Officer

3000 Technology Drive

Angleton, Texas 77515

(Name and address of agent for service)

(979) 849-6550

(Telephone number, including area code, of agent for service)

Copies to:

William J. Whelan, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer [Ö]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, par value $0.10 per share:	3,070,000 (1)	$24.33(2)	$74,693,100(2)	$9,620.47(2)

(1) Pursuant to Rule 416, includes any additional shares issuable pursuant to the antidilution provisions of the Benchmark Electronics, Inc. 2010 Omnibus Incentive Compensation Plan (the Plan).

(2) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee for the Plan shares not previously registered, based on the average of the high and low sale prices of the Common Shares on the New York Stock Exchange on August 20, 2014, which was $24.33, for a total maximum offering price of $74,693,100.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 333-168427) filed with the Securities and Exchange Commission by Benchmark Electronics, Inc. are incorporated herein by reference.

This Registration Statement is filed solely to register additional securities of the same class as the securities registered pursuant to the effective Registration Statement referenced above relating to an employee benefit plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Angleton, State of Texas, on August 26, 2014.

BENCHMARK ELECTRONICS, INC.

By: /s/ Gayla J. Delly
Gayla J. Delly
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott R. Peterson and James H. Walker, and each or either of them, his or her true and lawful attorney in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Position	Date
/s/ Peter G. Dorflinger	Chairman of the Board	August 26, 2014
Peter G. Dorflinger

/s/ Gayla J. Delly	President, Chief Executive Officer and Director	August 26, 2014
Gayla J. Delly	(principal executive officer)

/s/ Donald F. Adam	Chief Financial Officer	August 26, 2014
Donald F. Adam	(principal financial officer and
accounting officer)

/s/ Michael R. Dawson	Director	August 26, 2014
Michael R. Dawson

/s/ Douglas G. Duncan	Director	August 26, 2014
Douglas G. Duncan

/s/ Kenneth T. Lamneck	Director	August 26, 2014
Kenneth T. Lamneck

/s/ David W. Scheible	Director	August 26, 2014
David W. Scheible

/s/ Bernee D. L. Strom	Director	August 26, 2014
Bernee D. L. Strom

/s/ Clay C. Williams	Director	August 26, 2014
Clay C. Williams

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

5.1	Opinion of Counsel
23.1	Consent of KPMG LLP
23.2	Consent of Scott R. Peterson (included in the opinion filed as Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on the signature page to this Registration Statement)
99.1

First Amendment to the Benchmark Electronics, Inc. 2010 Omnibus Incentive Compensation Plan (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement  filed on March 28, 2014 (Commission file number 1-10560))